UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2008

UNIVERSAL TECHNICAL INSTITUTE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona	85027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (623) 445-9500

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 23, 2008, Universal Technical Institute, Inc., a Delaware corporation (the “Company”), issued a press release announcing that Sherrell E. Smith has been promoted to Executive Vice President and Chief Operating Officer and Robert K. Adler has been promoted to Senior Vice President of Campus Admissions effective September 17, 2008.

Mr. Smith has served as the Company’s Executive Vice President of Operations since January 2008. From 1986 to 2007, Mr. Smith held several positions with the Company including Director of Student Services, Campus President and Senior Campus President of the UTI Arizona campus, Senior Campus President of the UTI Rancho Cucamonga campus, Regional Vice President of Operations and Senior Vice President of Operations and Education.

Mr. Adler has served as the Company’s Vice President of Campus Admissions since September 2007. From May 2006 to June 2007, Mr. Adler served as the Campus President of the UTI Massachusetts campus and from July 2007 to August 2007, Mr. Adler served as the Campus President of the UTI Arizona campus.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release of Universal Technical Institute, Inc., dated September 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL TECHNICAL INSTITUTE, INC.

Dated: September 23, 2008

By: /s/ Chad A. Freed
Name: Chad A. Freed
Title: Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Press Release of Universal Technical Institute, Inc., dated September 23, 2008.